EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-218516 and 333-281035 on Form S-8 of our reports dated March 13, 2026, relating to the financial statements of Weyco Group, Inc. and the effectiveness of Weyco Group, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

March 13, 2026